Exhibit 99.2

Dated 30th October, 2018

LICENSE AGREEMENT

between

NUUNLIMITED LIMITED

and

TBA

THIS AGREEMENT is dated this 30th day of October 2018.

Parties

(1)	NUUNLIMITED LIMITED incorporated and registered in England and Wales with company number 11074352 whose registered office is at The Tower, Daltongate Business Centre, Ulverston, Cumbria LA12 7AJ, England (Licensor).

(2)	_________________________TBA, a limited liability company to be formed in the Sate of Wyoming whose registered office is at ___________________ (Licensee). The Licensee is a Joint Venture Company owned equally by the Licensor and HPIL Holding incorporated and registered in the State of Nevada, United States of America whose registered office is at 2014 North Saginaw Road, Suite 117, Midland, Michigan 48640, USA (HPIL). The Licensee is managed and operated jointly by the Licensor and HPIL under the terms of a Joint Venture Agreement to which this License Agreement is attached as Appendix 1.

Background

(A)	The Licensor has developed and owns and has the right to grant licences for the industrial designs and Intellectual Property Rights for the Licensed Products (as defined below).

(B)	The Licensee wishes to receive and the Licensor is willing to grant to the Licensee, a licence on the terms and conditions set out in this agreement to use those industrial designs and Intellectual Property Rights in order to use and sell or otherwise deal in the Licensed Products and exploit the Intellectual Property Rights.

Agreed terms

1.	Interpretation

1.1	The definitions and rules of interpretation in this Clause apply in this Agreement.

Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

Copyright: all copyright, database rights and rights in the nature of copyright and database rights in any part of the world to which the Licensor is, or may become, entitled subsisting in the Design Documents and any documents, or other form of records, recording any part of the Technical Information.

Design Documents: any design document, technological, scientific report or notes using the Intellectual Property required for the Licensed Products

Design Rights: all unregistered Community design, design right and rights in the nature of design right in any part of the world, excluding the Registered Designs, to which the Licensor is, or may become, entitled subsisting in any design recorded or embodied in the Design Documents or any of the Technical Information.

Effective Date: the date of this Agreement.

Group: in relation to a company, that company, any subsidiary or holding company from time to time of that company, and any subsidiary from time to time of a holding company of that company.

Holding company and Subsidiary: mean a "holding company" and "subsidiary" as defined in section 1159 of the Companies Act 2006

In the case of a limited liability partnership which is a subsidiary of a company or another limited liability partnership, section 1159 of the Companies Act 2006 shall be amended so that: (a) references in sub sections 1159(1)(a) and (c) to voting rights are to the members' rights to vote on all or substantially all matters which are decided by a vote of the members of the limited liability partnership; and (b) the reference in section 1159(1)(b) to the right to appoint or remove a majority of its board of directors is to the right to appoint or remove members holding a majority of the voting rights.

Improvement: any improvement, enhancement or modification to the Technical Information.

Intellectual Property Rights: the Copyright, the Registered Designs and the Design Rights, the Patents and the Patent applications and any other intellectual property rights subsisting in the Licensed Products, the Design Documents or any part of the Technical Information for the full period thereof and including all extensions, upgrades, developments, improvements, modifications and renewals.

Joint Venture Agreement: an agreement of even date between the Licensor and HPIL that details the corporate structure, ownership and management of the Licensee and the commercial terms governing its activities, including any subsequent written modifications and amendments thereto. This License Agreement shall be attached to the Joint Venture Agreement as an appendix and shall be governed by its terms and conditions in this regard.

Licensed Products: The NUPlatform, NUApps, NUQR™, ~Elements™ and the NU Tilde ~ and any other Licensor’s products currently in development or about to be released. Any and all future developments and new products released by the Licensor will be included as and when they become available unless agreed between the Parties to be specified otherwise at the point of launch.

Registered Designs: the registered designs, patents and applications and any registered designs and patents which may be granted pursuant to any such applications.

Technical Information: all know-how, experience, drawings, designs, circuit diagrams, software code, computer programs and all other technical information relating to the production or supply of the Licensed Products.

Territory: North America, comprising Canada and the United Stares of America

~Elements Platform: the technology platform on which all customers of both the Licensor and the Licensee are hosted without exception, unless by mutual and contractual agreement with individual customers under exceptional circumstances.

1.2	Clause, schedule and paragraph headings shall not affect the interpretation of this Agreement.

1.3	The schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the schedules.

1.4	References to Clauses and schedules are to the Clauses and schedules of this Agreement.

1.5	Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular.

1.6	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.7	A reference to a statute, statutory provision or subordinated legislation is a reference to it as it is in force from time to time, provided that, as between the parties, no such amendment or re-enactment shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party. This Clause does not, however, apply in relation to taxation.

1.8	A reference to a statute or statutory provision shall include any subordinate legislation made from time to time under that statute or statutory provision.

1.9	Writing or written includes faxes but not e-mail.

1.10	Any words following the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.11	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person's legal and personal representatives, successors and permitted assigns.

2.	Grant

2.1	The Licensor hereby grants to the Licensee an exclusive licence of the Intellectual Property Rights especially, but not limited to, in relation to the production, use, sale, exploitation and supply of the Licensed Products in the Territory for the term of this Agreement. The Licensor reserves the right to amend this exclusivity in the event that it decides to make such an amendment in accordance with the provisions of Article 12 of the Joint Venture Agreement to which this Agreement is appended.

2.2	The consideration for this grant of the License shall be £400,000 (four hundred thousand pounds Sterling) and shall be paid on behalf of the Licensee by HPIL by way of an direct equity investment by HPIL into the Licensor in exchange for 40 (forty) million Ordinary Shares in the Licensor.

2.3	The terms for payment of the £400,000 due under clause 2.2 are as agreed between the Licensor and HPIL and are as stated in the Memorandum of Understanding signed between said parties and dated September 13, 2018 as amended by the Modification to the Memorandum of Understanding signed between the said parties and dated September 23, 2018 as further amended by the Letter of Clarification signed between the said parties and dated October 30, 2018.

2.4	While the Licensee enjoys the benefits of an exclusive license under clause 2.1, the Licensor undertakes not to exploit the Intellectual Property Rights in the Territory, or to grant others the right to do so, provided that this shall not prevent it dealing in such Licensed Products as are supplied to it by the Licensee.

3.	Provision of Technical Information

3.1	The Licensor shall make available to the Licensee such Technical Information as the Licensor is at liberty to disclose and, in the opinion of the Licensor, is reasonably necessary for the production or supply of the Licensed Products.

3.2	The Technical Information supplied by the Licensor pursuant to Clause 3.1 shall be used by the Licensee only for the purpose of the production or supply of the Licensed Products in the Territory and shall be subject to the provisions of Clause 7.

3.3	Nothing in this Agreement shall constitute any representation or warranty that the Technical Information supplied to the Licensee pursuant to Clause 3.2 is accurate, up to date, complete, or relevant to the production or supply of the Licensed Products.

4.	Quality control and marking

4.1	The Licensee shall, in exercising its rights under this Agreement, comply with the specifications, standards and directions relating to the Licensed Products as notified in writing by the Licensor from time to time and with all applicable laws, regulations and codes of practice.

4.2	The Licensee shall promptly provide the Licensor with copies of all communications, relating to the Intellectual Property Rights or the Licensed Products, with any regulatory, industry or other authority.

4.3	The Licensee shall, upon the Licensor's request, provide the Licensor with details of any complaints it has received relating to the Licensed Products together with reports on the manner in which such complaints are being, or have been, dealt with, and shall comply with any reasonable directions given by the Licensor in respect thereof.

5.	Marketing

5.1	The Licensee shall use its reasonable endeavours to promote and expand the supply of Licensed Products throughout the Territory on the maximum possible scale, and shall provide such advertising and publicity as may reasonably be expected to bring the Licensed Products to the attention of as many purchasers and potential purchasers as possible.

5.2	Target Markets

(a)	The target markets shall be reasonably agreed between the Licensor and the Licensee in line with the overall focus of the business.

(b)	The size of target organisations will be reasonably agreed and adhered to by all Parties in line with the profile agreed with the Licensee for each Territory and sector

5.3	Business Plan

The Licensee shall prepare Strategic Plans and Budgets in accordance with Article 8 of the Joint Venture Agreement.

5.4	Performance and targets

The Licensee’s actual monthly profit performance shall be measured on a monthly basis with the Budget as described in Clause 5.3.

5.5	Management of distributors in line with agreed plan

The Licensee will be responsible for managing and supporting individual distributors in line with the agreed standards and ensuring that they meet the targets and commitments agreed between the Licensee and the distributor.

5.6	Reporting and Management Activity

The Licensee is required to report on its activities and plans in line with the agreed annual business plan in accordance with Article 11.2 of the Joint Venture Agreement.

5.7	Global Customers

Global Customers will be managed by the introducer of the customer contract to the ~Elements platform. This will be respected across all geographies and territories in which the Licensor operates its business directly or indirectly.

Where a conflict arises between licensors, licensees or distributors then a fair solution that benefits the parties in conflict and the customer will be agreed and adhered to by all parties with the Licensor acting as the arbiter.

5.8	Operation of the ~Elements Platform

All customer data and apps will be hosted on the ~Elements platform and used or accessed under the standards set by the Licensor. Exceptions to this will require a specific written agreement between the Licensor, the Licensee and the customer.

In the event of expiry or termination of this Agreement for any reason, the Licensor shall ensure that the hosting is maintained as described in this clause 5.8 and shall discuss and agree with all of the Licensee’s customers as to how the hosting will continue post such expiry or termination.

5.9	The ~Elements platform will remain the exclusive property of the Licensor at all times along with its components, code and brands.

5.10	All customers’ applications and data will be hosted to comply with the data storage and management standards of the USA, Canada or EU, whichever is higher.

6.	Improvements

6.1	If either party makes, devises, discovers, or otherwise acquires rights in, any Improvement such party shall, to the extent that it is not prohibited by law or by any obligation to any other person (other than to a Group company), promptly notify the other party in writing, giving details of the Improvement and shall, if the other party so requests, provide such further information as reasonably required to be able effectively to evaluate the Improvement.

6.2	In the event that the Licensee is the party that makes, devises, discovers, or otherwise acquires rights in, any Improvement, the responsibility for evaluating and implementing such Improvement by incorporating it onto the NUPlatform is solely that of the Licensor. Until the Licensor has performed this incorporation and the Improvement has become a Licensed Product, the Licensee is not permitted to use it in any way or to introduce it to its customers.

6.3	Where such an Improvement as described in clause 6.2 becomes a Licensed Product and this improved Licensed Product is used by the Licensor and/or other licensees in jurisdictions outside the Territory, the Licensor and the Licensee shall discuss and agree on the level of royalties due to the Licensee for such an Improvement.

6.4	Information provided by the Licensor to the Licensee under Clause 6.1 shall be subject to the provisions of Clause 7.

6.5	The Licensor shall use its best commercial endeavours to research, make and pursue advancements, improvements and developments in the Intellectual Property Rights and the Licensed Products to maintain the commercial advantage enjoyed at the date hereof in the Intellectual Property Rights and the Licensed Products.

7.	Confidentiality

7.1	The Licensee shall (save as required by law or as advised it is required to do so to disclose for the purpose of its fundraising exercise or in the proper performance of its business) keep secret and confidential:

(a)	the terms of this Agreement; and

(b)	the Technical Information; and

(c)	any information (whether or not technical) of a confidential nature communicated to it by the Licensor, either preparatory to, or as a result of, this Agreement,

and shall not use the same for any purpose except for the purpose of exercising or performing its rights and obligations under this Agreement and shall not disclose the same to any person other than any of its officers or employees directly or indirectly concerned in the production, use or sale of the Licensed Products or its professional advisors, provided that prior to disclosure to any such officer, employee or professional advisor it informs such person of the confidential nature of the information and is responsible for such person's compliance with the confidentiality obligations set out in this Clause 7 and, if necessary, shall promptly enforce such obligations either on its own motion or at the request of the Licensor.

7.2	The provisions of Clause 7.1 shall not apply to such know-how and information that:

(a)	was known, or available on a non-confidential basis, to the Licensee before it was disclosed to it by the Licensor;

(b)	is or becomes generally available to the public (otherwise than through a breach of this Clause 7);

(c)	the parties agree in writing is not confidential or may be disclosed;

(d)	the Licensee is required to disclose by law, court order or any governmental or regulatory authority provided that, to the extent it is legally permitted to do so, it gives the Licensor as much notice of such disclosure as possible and takes into account the reasonable requests of the Licensor in relation to the content of such disclosure;

7.3	The provisions of this Clause 7 shall remain in force notwithstanding the expiry or earlier termination of this Agreement.

8.	Royalty and Dividend

8.1	The Licensee shall not pay a royalty to the Licensor for the License granted under this Agreement.

8.2	The Licensee shall pay dividends to the Licensor for the License granted under this Agreement. The terms covering any and all payments of dividends by the Licensee to the Licensor for the use of the Licence are more fully described in Article 9 of the Joint Venture Agreement.

9.	Protection of the Intellectual Property Rights and Technical Information

9.1	Each party shall immediately notify the other party in writing giving full particulars if any of the following matters come to its attention:

(a)	any actual, suspected or threatened infringement of any of the Intellectual Property Rights;

(b)	any actual, suspected or threatened unauthorised disclosure, misappropriation or misuse of the Technical Information;

(c)	any actual or threatened claim that any of the Registered Designs is invalid;

(d)	any actual or threatened opposition to any of the Registered Designs;

(e)	any claim made or threatened that exploitation of any of the Intellectual Property Rights or the Technical Information infringes the rights of any third party;

(f)	any person applies for, or is granted, a Registered Design, Patent, Trade Mark or other form of protection of their Intellectual Property Rights by reason of which that person may be, or has been, granted, rights which conflict with any of the rights granted to the Licensee under this Agreement;

(g)	any application is made for a licence of right under any Design Right; or

(h)	any other form of attack, charge or claim to which the Intellectual Property Rights or Technical Information may be subject.

9.2	In respect of any of the matters listed in Clause 9.1:

(a)	the Licensor shall, in its absolute discretion, decide what action if any to take, if any;

(b)	the Licensor shall have exclusive control over, and conduct of, all claims and proceedings;

(c)	the Licensee shall not make any admissions other than to the Licensor and shall provide the Licensor with all assistance that it may reasonably require in the conduct of any claims or proceedings; and

(d)	the Licensor shall bear the cost of any proceedings and shall be entitled to retain all sums recovered in any action for its own account.

9.3	The provisions of sections 101, 101A and 234 of the Copyright, Designs and Patents Act 1988, and section 24(F) of the Registered Designs Act 1949 (or equivalent legislation in any jurisdiction), are expressly excluded.

9.4	If any third party infringement of any of the Intellectual Property Rights in the Territory interferes materially in the Licensee's business in the Licensed Products, subject to receiving advice from experienced intellectual property counsel that infringement proceedings stand a reasonable chance of success, the Licensee may commence proceedings and may require the Licensor to lend its name to such proceedings and provide reasonable assistance, subject to the Licensee giving the Licensor an indemnity in respect of all costs, damages and expenses that it may incur, including an award of costs against it, directly resulting from the Licensor's involvement in such proceedings. Where such proceedings are conducted by the Licensee, the Licensee may request to the Licensor, a request that the Licensor shall not unreasonably refuse, that any costs directly incurred in relation to the proceedings subsequent to the date of notification by the Licensee to the Licensor of the relevant infringement are classified as qualifying deductible costs in calculating Licensee’s Net Profit. This arrangement shall only apply for as long as the Licensee actively pursues and properly conducts the proceedings. Any damages recovered by the Licensee in the proceedings shall be recognised as income when calculating the Licensee’s Net Profit.

9.5	Nothing in this Agreement shall constitute any representation or warranty that:

(a)	any Intellectual Property Right is valid or relevant to the Licensed Products;

(b)	any Registered Design (if an application) shall proceed to grant or, if granted, shall be valid; or

(c)	the exercise by the Licensee of rights granted under this Agreement will not infringe the rights of any person.

10.	Liability, indemnity and insurance

10.1	Except where the Licensor is proven to be or acknowledges that it is the infringing party or party at fault, to the fullest extent permitted by law, the Licensor shall not be liable to the Licensee for any costs, expenses, loss or damage (whether direct, indirect or consequential and whether economic or other) arising from the Licensee's exercise of the rights granted to it under this Agreement.

10.2	The Licensee shall indemnify the Licensor against all liabilities, costs, expenses, damages or losses (including any direct or indirect consequential losses, loss of profit, loss of reputation and all interest, penalties and legal and other reasonable professional costs and expenses) (each a Claim) suffered or incurred by the Licensor arising out of or in connection with the Licensee's exercise of its rights granted under this Agreement or any breach by the Licensee of the terms of this Agreement, including any product liability claim relating to Licensed Products produced, supplied or put into use by the Licensee.

10.3	This indemnity shall not cover the Licensor to the extent that a Claim results from the Licensor's negligence or wilful misconduct.

10.4	If any third party makes a Claim, or notifies an intention to make a Claim, against the Licensor which may reasonably be considered likely to give rise to a liability under this indemnity (a Relevant Claim), the Licensor shall:

(a)	as soon as reasonably practicable, give written notice of the Relevant Claim to the Licensee, specifying the nature of the Relevant Claim in reasonable detail;

(b)	not make any admission of liability, agreement or compromise in relation to the Relevant Claim without the prior written consent of the Licensee (such consent not to be unreasonably conditioned, withheld or delayed), provided that the Licensor may settle the Relevant Claim (after giving prior written notice of the terms of settlement (to the extent legally possible) to the Licensee, but without obtaining the Licensee's consent) if the Licensor reasonably believes that failure to settle the Relevant Claim would be prejudicial to it in any material respect;

(c)	give the Licensee and its professional advisers access at reasonable times (on reasonable prior notice) to its premises and its officers, directors, employees, agents, representatives or advisers, and to any relevant assets, accounts, documents and records within the power or control of the Licensor, so as to enable the Licensee and its professional advisers to examine them and to take copies (at the Licensee's expense) for the purpose of assessing the Relevant Claim; and

(d)	subject to the Licensee providing security to the Licensor to the Licensor's reasonable satisfaction against any claim, liability, costs, expenses, damages or losses which may be incurred, take such action as the Licensee may reasonably request to avoid, dispute, compromise or defend the Relevant Claim.

10.5	If a payment due from the Licensee under this Clause is subject to tax (whether by way of direct assessment or withholding at its source), the Licensor shall be entitled to receive from the Licensee such amounts as shall ensure that the net receipt, after tax, to the Licensor in respect of the payment is the same as it would have been were the payment not subject to tax.

10.6	Nothing in this Agreement shall have the effect of excluding or limiting any liability for death or personal injury caused by negligence or for fraud.

11.	Additional Licensee obligations

11.1	The Licensee shall:

(a)	obtain at its own expense all licences, permits and consents necessary for the provision of the Licensed Products in the Territory;

(b)	perform its obligations in connection with the provision of the Licensed Products with all due skill, care and diligence including good industry practice;

(c)	comply with all regulations and practices in force or use in the Territory to safeguard the Licensor's rights in the Intellectual Property Rights.

11.2	The Licensee shall not:

(a)	use the Registered Designs except as registered, nor assist any other person to do so, either directly or indirectly;

(b)	do, or omit to do, anything to diminish the rights of the Licensor in the Intellectual Property Rights or impair any registration of the Registered Designs or Patents, nor assist any other person to do so, either directly or indirectly.

11.3	The Licensee acknowledges and agrees that the exercise of the licence granted to the Licensee under this Agreement is subject to all applicable laws, enactments, regulations and other similar instruments in the Territory, and the Licensee understands and agrees that it shall, at all times, be solely liable and responsible for such due observance and performance.

12.	THE ADDITIONAL LICENSOR OBLIGATIONS
12.1	The Licensor shall:

(a)	file and keep live all patents and trademarks relating to the Intellectual Property rights as it deems reasonably necessary or proper or as requested or required by the Licensee;

(b)	provide the services on a short term basis of all staff as reasonably required or requested by the Licensee of the relevant level and expertise to assist its activities in relation to the production, use, sale, exploitation and supply of the Licensed Products;

(c)	continue to undertake research and development in the application of the Intellectual Property rights and the developments of new products and the uses for the same.

13.	Sub-licensing

The Licensee shall with the Licensor’s written consent, such consent not to be unreasonably withheld or delayed, have the right to grant to any person a sub-licence of any of its rights under this Agreement provided that:

(a)	the Licensee shall ensure that the terms of any sub-licence are in writing and are substantially the same as the terms of this Agreement (except that the sub-licensee shall not have the right to sub-license its rights) and the Licensee shall provide the Licensor with a copy of the sub-licence on request;

(b)	all sub-licences granted shall terminate automatically on termination or expiry of this Agreement;

(c)	the Licensee shall be liable for all acts and omissions of any sub-licensee and shall indemnify the Licensor against all costs, expenses, claims, loss or damage incurred or suffered by the Licensor, or for which the Licensor may become liable (whether direct, indirect or consequential and including any economic loss or other loss of profits, business or goodwill), arising out of any act or omission of any sub-licensee, including any product liability claim relating to Licensed Products produced, supplied or put into use by the sub-licensee.

14.	Subcontracting

The Licensee shall have the right to subcontract the marketing and sale of the Licensed Products provided that:

(a)	any subcontractor shall first enter into a confidentiality agreement with the Licensee and containing terms similar to, and no less onerous than, the provisions in Clause 7 of this Agreement, and the Licensee agrees to monitor the subcontractor's compliance with such agreement and, if necessary, promptly enforce such agreement either on its own motion or at the request of the Licensor; and

(b)	the Licensee shall be liable for all acts and omissions of any subcontractor and shall indemnify the Licensor against all costs, expenses, claims, loss or damage incurred or suffered by the Licensor, or for which the Licensor may become liable (whether direct, indirect or consequential and including any economic loss or other loss of profits, business or goodwill), arising out of any act or omission of any subcontractor, including any product liability claim relating to Licensed Products produced by the subcontractor.

15.	Assignment and other dealings

15.1	The Licensee shall not without the prior written consent of the Licensor, such consent not to be unreasonably withheld or delayed, assign any of its rights or obligations under this Agreement or subject any of its rights or obligations under this Agreement to any mortgage, charge, pledge, lien, option or anything equivalent.

15.2	The Licensor may at any time and without the consent of the Licensee assign any of its rights or obligations under this Agreement or subject any of its rights or obligations under this Agreement to any mortgage, charge, pledge, lien, option or anything equivalent, provided that the Licensor shall notify the Licensee as soon as possible after any such assignment, mortgage, charge or similar dealing, and include particulars of the assignee, mortgagee or chargee.

15.3	The Licensee shall, upon request from the Licensor, execute any agreements or other instruments (including any supplement or amendment to this Agreement) which may be required in order to give effect to or perfect any assignment, mortgage, charge or other dealing referred to in Clause 15.2.

16.	Duration and termination

16.1	This agreement shall come into force on the Effective Date and, unless terminated earlier in accordance with Clause 16.2, shall remain in force until the 80th anniversary of the Effective Date.

16.2	The Licensor may terminate this Agreement immediately by giving written notice to the Licensee if any of the following circumstances arises:

(a)	The Joint Venture Agreement is terminated;

(b)	the Licensee fails to pay any amount due under this Agreement on the due date for payment and remains in default not less than twenty eight days after being notified in writing to make such payment;

(c)	the Licensee commits a material breach of any term of this Agreement (other than failure to pay any amounts due under this Agreement) and (if such breach is remediable) fails to remedy that breach within 28 days of being notified in writing to do so;

(d)	the Licensee suspends, or threatens to suspend, payment of its debts or is unable to pay its debts as they fall due or admits inability to pay its debts or (being a company) is deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986;

(e)	the Licensee commences negotiations with all or any class of its creditors with a view to rescheduling any of its debts, or makes a proposal for, or enters into, any compromise or arrangement with its creditors other than for the sole purpose of a scheme for a solvent amalgamation of the Licensee with one or more other companies or the solvent reconstruction of the Licensee;

(f)	a petition is filed, a notice is given, a resolution is passed, or an order is made, for or in connection with the winding-up of the Licensee other than for the sole purpose of a scheme for a solvent amalgamation of the Licensee with one or more other companies or the solvent reconstruction of the Licensee;

(g)	an application is made to court, or an order is made, for the appointment of an administrator, or if a notice of intention to appoint an administrator is given, or if an administrator is appointed over the Licensee;

(h)	a floating charge holder over the assets of the Licensee has become entitled to appoint, or has appointed, an administrative receiver;

(i)	a person becomes entitled to appoint a receiver over the assets of the Licensee, or a receiver is appointed over the assets of the Licensee;

(j)	a creditor or encumbrancer of the Licensee attaches or takes possession of, or a distress, execution, sequestration or other such process is levied or enforced on or sued against, the whole or any part of its assets, and such attachment or process is not discharged within 14 days;

(k)	any event occurs, or proceeding is taken, with respect to the Licensee in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in Clause 16.2(d) to Clause 16.2(j) (inclusive);

(l)	the Licensee suspends or ceases, or threatens to suspend or cease, to carry on all or a substantial part of its business;

(m)	the Licensee challenges the validity of any of the Registered Designs.

17.	Effect of termination

17.1	On expiry or termination of this Agreement for any reason and subject to any express provisions set out elsewhere in this Agreement:

(a)	all outstanding sums payable by the Licensee to the Licensor shall immediately become due and payable;

(b)	all rights and licences granted pursuant to this Agreement shall cease;

(c)	the Licensee shall cease all use and exploitation of the Intellectual Property Rights and the Technical Information;

(d)	the Licensee shall co-operate with the Licensor in cancelling any registrations of this licence and shall execute such documents and do all acts and things as may be necessary to effect such cancellation;

(e)	the Licensee shall return promptly to the Licensor at the Licensee’s expense all records and copies of the Technical Information and technical and promotional material in its possession relating to the Licensed Products, and of any information (whether or not technical) of a confidential nature communicated to it by the Licensor, either preparatory to, or as a result of, this Agreement, to the extent such material remains confidential; and

(f)	within 180 days after the date of termination the Licensee shall promptly destroy or, if the Licensor shall so elect, deliver, at the Licensee's expense, to the Licensor or any other person designated by the Licensor, all Licensed Products that it has not disposed of within 120 days after the date of termination.

17.2	On expiry or termination of this Agreement for any reason other than termination by the Licensor under any right provided by Clause 16.2 the Licensee shall for a period of 120 days after the date of termination have the right to dispose of all stocks of Licensed Products in its possession and all Licensed Products in the course of production at the date of termination.

17.3	The expiry or termination of this Agreement for any reason shall not affect any provision of this Agreement which is expressed to survive or operate in the event of expiry or termination and shall be without prejudice to the provisions of this Clause 17 and to any rights of either party which may have accrued by, at or up to, the date of such expiry or termination.

18.	Further assurance

At its own expense each party shall and shall use all reasonable endeavours to procure that any necessary third party shall promptly execute and deliver such documents and perform such acts as may reasonably be required for the purpose of giving full effect to this Agreement.

19.	Waiver

No failure or delay by a party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall preclude or restrict the further exercise of that or any other right or remedy.

20.	Entire agreement

20.1	This document and any documents referred to in it constitute the entire agreement between the parties and supersede all previous agreements between the parties relating to its subject matter.

20.2	Each of the parties acknowledges that, in entering into this Agreement, it has not relied on, and shall have no right or remedy in respect of, any statement, representation, assurance or warranty (whether negligently or innocently made) other than as expressly set out in this Agreement.

20.3	Nothing in this Clause shall limit or exclude any liability for fraud.

21.	Variation

No variation of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

22.	Severance

22.1	If any court or competent authority finds that any provision of this Agreement (or part of any provision) is invalid, illegal or unenforceable, that provision or part-provision shall, to the extent required, be deemed to be deleted, and the validity and enforceability of the other provisions of this Agreement shall not be affected.

22.2	If any invalid, unenforceable or illegal provision of this Agreement would be valid, enforceable and legal if some part of it were deleted the parties shall negotiate in good faith to amend such provision such that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the parties' original commercial intention.

23.	Counterparts

This agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original of this Agreement, but all the counterparts shall together constitute the same agreement.

24.	Third party rights

No person other than a party to this Agreement shall have any rights to enforce any term of this Agreement.

25.	No partnership or agency

With the exception of the joint venture arrangement as described in the Joint Venture Agreement to which this Agreement is attached as Appendix 1, nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the parties, constitute any party the agent of another party, nor authorise any party to make or enter into any commitments for or on behalf of any other party.

26.	Force majeure

Neither party shall be in breach of this Agreement nor liable for delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure results from events, circumstances or causes beyond its reasonable control, and in such circumstances the affected party shall be entitled to a reasonable extension of the time for performing such obligations, provided that, if the period of delay or non-performance continues for 6 months, the party not affected may terminate this Agreement by giving 28 days' written notice to the other party.

27.	Notice

27.1	Any notice or other communication required to be given under this Agreement shall be in writing and shall be delivered personally, or sent by pre-paid first-class post or recorded delivery or by commercial courier, to each party required to receive the notice or communication as specified by the relevant party by notice in writing to each other party.

27.2	Any notice or other communication shall be deemed to have been duly received:

(a)	if delivered personally, when left at the address and for the contact referred to in this Clause;

(b)	if sent by pre-paid first-class post or recorded delivery, at 9.00 am on the second Business Day after posting; or

(c)	if delivered by commercial courier, on the date and at the time that the courier's delivery receipt is signed.

27.3	A notice or other communication required to be given under this Agreement shall not be validly given if sent by e-mail.

27.4	The provisions of this Clause shall not apply to the service of any proceedings or other documents in any legal action.

28.	Inadequacy of damages

Without prejudice to any other rights or remedies that the Licensor may have, the Licensee acknowledges and agrees that damages alone would not be an adequate remedy for any breach of the terms of this Agreement by the Licensee. Accordingly, the Licensor shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of this Agreement.

29.	Governing law and jurisdiction

29.1	This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

29.2	The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

This agreement has been entered into on the date stated at the beginning of it.

Signed by for and on behalf of NUUNLIMITED LIMITED (The Licensor)	/s/ Timothy Sanford Director /s/ Paul Carter Chief Financial Officer

Signed by for and on behalf of TBA (The Licensee)	/s/ Nitin Amersey Director / HPIL HOLDING